UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 3, 2018

BRUNSWICK CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26125 N. Riverwoods Blvd. Suite 500 Mettawa, Illinois	60045-4811
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))
☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐          Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On December 3, 2018, Brunswick Corporation (the “Company”) and U.S. Bank National Association, as trustee, entered into a Second Supplemental Indenture dated December 3, 2018 (the “Second Supplemental Indenture”) to the Indenture, dated October 3, 2018 (the “Base Indenture”), relating to the Company’s 6.625% Senior Notes due 2049 (the “2049 Notes”). An aggregate principal amount of $115.0 million of the 2049 Notes was sold in a public offering pursuant to the Company’s Registration Statement on Form S-3 (No. 333-213509) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”), which resulted in aggregate net proceeds to the Company of approximately $110.9 million, after deducting commissions and estimated expenses.  The Second Supplemental Indenture includes the form of the 2049 Notes.  The Notes will mature on January 15, 2049 and bear interest at a rate of 6.625% per annum. Interest on the Notes will be payable in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on January 15, 2019. Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months. The Base Indenture and Second Supplemental Indenture do not limit the Company’s ability to complete the spin-off of its Fitness business, as  first disclosed in the Current Report on Form 8-K filed by the Company with the Commission on March 1, 2018 and as previously announced in connection with the filing of an initial Form 10 by Life Fitness Holdings, Inc. with the Commission on November 13, 2018.

The 2049 Notes will not be redeemable at our option prior to January 15, 2024. On or after January 15, 2024, the Company may, at its option, redeem the 2049 Notes, at any time or from time to time, either in whole or in part, at a redemption price equal to 100% of the principal amount of the 2049 Notes to be redeemed plus  accrued and unpaid interest to, but excluding, the redemption date.

If the Company experiences a change of control triggering event, as defined in the Second Supplemental Indenture, each holder of the 2049 Notes may require the Company to repurchase some or all of its 2049 Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the repurchase date.

Pursuant to the terms of the 2049 Notes, the Company and its restricted subsidiaries will be subject to, among other covenants, restrictions on the incurrence of debt secured by liens on Principal Property (as defined in the Base Indenture) or shares of capital stock of such restricted subsidiaries, entering into sale and leaseback transactions in respect of Principal Property and mergers or consolidations with another entity or sales, transfers or leases of the Company’s properties and assets substantially as an entirety to another person.

The Base Indenture also defines certain customary events of default, including, but not limited to, a default in payment of any interest installment due on the 2049 Notes and continuance of such default for a period of 30 days, a default in payment of principal or premium, if any, on the 2049 Notes and a default by the Company or any restricted subsidiary under any indebtedness for money borrowed of it or any restricted subsidiary having an aggregate principal amount equal to $110.0 million.

The Second Supplemental Indenture is attached as Exhibit 4.2.  The foregoing description of the Base Indenture and the Second Supplemental Indenture is qualified in its entirety by reference to the full text of the Base Indenture and the Second Supplemental Indenture, which are incorporated herein by reference.

As previously disclosed in the Current Report on Form 8-K filed by the Company with the Commission on August 9, 2018 (the “August 9 Current Report”), on August 7, 2018, the Company entered into a Term Loan Credit Agreement (as amended by the First Amendment, dated September 26, 2018, the “Term Loan Credit Agreement”), among the Company, the lenders party thereto and the administrative agent. Pursuant to the Term Loan Credit Agreement, the Company borrowed term loans in an aggregate principal amount of $800 million (the “Term Loans”), consisting of (a) a $300 million 364-day tranche (the “364-Day Facility”), (b) a $150 million 3-year tranche (the “3-Year Facility”) and (c) a $350 million 5-year tranche (the “5-Year Facility” and, together with the 364-Day Facility and the 3-Year Facility, the “Term Loan Facilities”). The Company intends to use the net proceeds from the sale of the 2049 Notes, together with cash on hand, to prepay the remaining $115.0 million of the 364-Day Facility.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
1.1
Underwriting Agreement, dated November 26, 2018 among the Company and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters listed in Schedule 1 thereof.

4.1
Base Indenture, dated as of October 3, 2018, between the Company and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on October 3, 2018).

4.2	Second Supplemental Indenture, dated as of December 3, 2018, between the Company and U.S. Bank National Association, as Trustee.
5.1	Opinion letter of Cravath, Swaine & Moore LLP regarding the validity of the Notes.
23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1
Underwriting Agreement, dated as of November 26, 2018, among the Company and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters listed in Schedule 1 thereof.

4.1
Base Indenture, dated as of October 3, 2018, between the Company and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on October 3, 2018).

4.2	Second Supplemental Indenture, dated as of December 3, 2018, between the Company and U.S. Bank National Association, as Trustee.
5.1	Opinion letter of Cravath, Swaine & Moore LLP regarding the validity of the Notes.
23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUNSWICK CORPORATION

Dated: December 3, 2018	By:	/s/ William L. Metzger
	Name:	William L. Metzger
	Title:	Senior Vice President and Chief Financial Officer